Exhibit 99

Taubman Centers, Inc. 200 East Long Lake Road Suite 300 Bloomfield Hills, Michigan 48304-2324	T 248.258.6800 www.taubman.com

CONTACT:

Karen Mac Donald Taubman, Director, Communications 1-248-258-7469 kmacdonald@taubman.com	Pamela So Weber Shandwick 852-2533-9916 pso@webershandwick.com

Barbara Baker Taubman, Vice President, Investor Relations 1-248-258-7367 bbaker@taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN TO ACQUIRE CHINESE RETAIL PROPERTY CONSULTANCY, TCBL
New company Taubman TCBL well-positioned to capture retail real estate opportunities in China

BLOOMFIELD HILLS, Mich., August 8, 2011 - - Taubman Centers, Inc. (NYSE: TCO) and TCBL Consulting Limited today announced a definitive agreement whereby Taubman Asia is acquiring a 90% controlling interest in TCBL, a leading Beijing-based retail real estate consultancy with more than 200 staff across seven offices in mainland China. The new company, Taubman TCBL, will combine the local insights and network of TCBL with the global industry expertise and reputation of Taubman Centers.

Under the terms of the agreement, the total consideration for the transaction is $24 million, subject to final closing adjustments.  Taubman Asia will pay approximately $12 million in cash for its controlling interest in TCBL and will credit the noncontrolling owners with approximately $12 million of capital in the newly formed company.  Taubman Asia will fund any additional capital required by the business and will receive a preferred return on any such capital contributed.  The ownership agreements provide for the distribution of preferred returns on capital as well as returns of all such capital prior to the sharing of profits on relative ownership interests. The transaction has been approved by the board of directors of each company and is expected to close by October 2011, subject to government approval and necessary registration.

After the acquisition, the new company will be named Taubman TCBL with its China headquarters to remain located in Beijing. René Tremblay, president of Taubman Asia, will serve as chairman of Taubman TCBL, while Thomas Tam – currently TCBL’s joint managing director – will be appointed president and CEO of Taubman TCBL. Lawrence Wu, current joint managing director of TCBL, will join the Taubman TCBL board. Taubman TCBL will serve as a platform through which Taubman’s future investments in mainland China will be made, giving Taubman Asia a 90% ownership interest in these investments.

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Taubman To Acquire Chinese Retail Property Consultancy TCBL/2

“China is fast developing into one of the world’s leading consumer markets, with exciting and diverse retail opportunities,” said Mr. Tremblay. “Our investment in TCBL is a unique opportunity for Taubman to accelerate investment in the Chinese market, creating further value for our retailers and investors.

“Taubman’s 61-year heritage and track record in developing and managing high-quality shopping centers, along with TCBL’s in-depth knowledge and understanding of the Chinese market, position Taubman TCBL as the preferred partner of choice in retail property development in mainland China. We are optimistic that we will have an announcement in China in the next 12 months,” added Mr. Tremblay.

“We welcome this opportunity to partner with Taubman and its commitment to developing and contributing to our rapidly growing business in China,” said Mr. Tam. “Our team and clients will benefit greatly from Taubman’s global network of retailers, industry knowledge, leadership, and development experience.”

2011 Guidance Maintained
Taubman Centers is maintaining its guidance range on 2011 Net income allocable to common shareholders per diluted share and Funds from Operations per diluted share, notwithstanding its share of TCBL's potential operating loss subsequent to the closing of the purchase. Given anticipated integration expenses and the short term nature of consulting contracts, it is difficult to project TCBL’s results for 2012.  However, Taubman Centers’ share of losses for 2012 is estimated to be approximately $3 to $5 million.  A reconciliation of 2011 earnings guidance is provided in the accompanying table.

About TCBL
Established in 2005, TCBL Consulting Limited provides retail-focused real estate consulting services to property developers, retailers and institutional investors in planning, research, leasing, marketing, operations and asset management in China.  The company has been undergoing rapid expansion in parallel with the vigorous development of China’s retail property market, with over 200 staff currently in its seven offices in China, including Beijing, Chengdu, Chongqing, Guangzhou, Shanghai, Shenzhen and Shenyang.  TCBL’s international client base includes JP Morgan Asset Management Real Assets (Asia) Ltd., Pramerica, Grosvenor, Aetos, Morgan Stanley Real Estate Fund (MSREF), and Angelo Gordon & Co., to name just a few.  For further information, visit www.tcbl.com.cn.

About Taubman Asia
Taubman Asia, formed in 2005, provides leasing and management services for IFC Mall in Yeouido, Seoul, South Korea. Taubman Asia is engaged in projects that leverage Taubman’s strong retail planning, design and operational capabilities.

About Taubman Centers
Taubman Centers is a real estate investment trust engaged in the development, leasing and management of regional and super regional shopping centers. Taubman's 26 U.S. owned, leased and/or managed properties, the most productive in the industry, serve major markets from coast to coast. Taubman Centers is headquartered in Bloomfield Hills, Michigan and its Taubman Asia subsidiary is headquartered in Hong Kong. For more information about Taubman, visit www.taubman.com.
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Taubman To Acquire Chinese Retail Property Consultancy TCBL/3

References in this press release to “Taubman Centers,” “Taubman Asia,”  “company” or “Taubman” mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities.  Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to the continuing impacts of the U.S. recession and global credit environment, other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, unique risks related to opportunities in Asia, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.
Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Guidance for 2011

	(Excluding The Pier Shops & Regency Square)		(Including The Pier Shops & Regency Square)

Funds from Operations (FFO) per common share (1)(2)	2.88	2.98	2.64	2.74

Real estate depreciation - TRG	(1.63)	(1.62)	(1.73)	(1.72)

Distributions on participating securities of TRG	(0.02)	(0.02)	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.12)	(0.12)	(0.12)	(0.12)

Net income attributable to common shareowners, per common share (EPS) (1)	1.11	1.23	0.77	0.89

(1)
The loans on both The Pier Shops at at Caesars (The Pier Shops) and Regency Square are in default. The company is working with the respective special servicers to transfer title to both properties as soon as possible, however, the holding periods remain uncertain and could be extended periods.

The noncash impact of owning The Pier Shops and Regency Square (including anticipated default interest) is expected to result in an incremental FFO charge of approximately $(0.20) per diluted share for The Pier Shops and $(0.04) per diluted share for Regency Square in 2011. Including the impact of depreciation and amortization, the impact on EPS for the two centers is expected to be a charge of $(0.34) in 2011.

Significant noncash accounting gains will be recognized when the respective loan obligations are extinguished upon transfer of titles to the properties. These gains have been excluded from EPS and FFO per diluted share estimates.

(2)
The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs.

The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation. The Company may also present an adjusted version of FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company has separately presented the impacts of The Pier Shops and Regency Square, as the timing of transfer of ownership of these centers is uncertain.

FFO as presented by the Company is not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. This non-GAAP measure should not be considered an alternative to net income as an indicator of the Company's operating performance, and it does not represent cash flows from operating, investing, or financing activities as defined by GAAP.